EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to their knowledge, the Quarterly Report on Form 10-Q of Neptune Wellness Solutions Inc. (the "Company") for the fiscal quarter ended September 30, 2023 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Michael Cammarata
Michael Cammarata Chief Executive Officer, President and Director Neptune Wellness Solutions Inc. (Principal Executive Officer)

/s/ Lisa Gainsborg
Lisa Gainsborg Interim Chief Financial Officer Neptune Wellness Solutions Inc. (Principal Financial and Accounting Officer)

Date: November 14, 2023

This certification is being furnished solely to accompany the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.